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                                                                   EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT is made as of October 22, 1998, by and between SCM Microsystems, Inc., a Delaware corporation ("SCM"), and the undersigned shareholders (the "EXCHANGING SHAREHOLDERS") of Shuttle Technology Group Limited, a limited company incorporated and registered under the laws of England and Wales with registered number 2764412 ("SHUTTLE").

                                    RECITALS

     WHEREAS, concurrent with delivery of this Agreement, SCM and the Exchanging Shareholders are entering into a Share Exchange Agreement on the date hereof (the "SHARE EXCHANGE AGREEMENT") which provides for the exchange (the "EXCHANGE") of the entire issued share capital of Shuttle by the Exchanging Shareholders in exchange for shares of SCM Common Stock;

     WHEREAS, as an inducement to the Exchanging Shareholders to enter into the Share Exchange Agreement, as of the Closing Date, the shares of SCM Common Stock that are issued to the Exchanging Shareholders pursuant to the Share Exchange Agreement shall be granted registration rights as set forth herein; and

     WHEREAS, all terms not otherwise defined herein shall have the same meanings ascribed to them in the Share Exchange Agreement;

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Registration Rights. SCM covenants and agrees as follows:

          1.1  Definitions. For purposes of this Section 1:

               (a)  The term "Act" means the Securities Act of 1933, as amended.

               (b) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

               (c) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (d) The term "Registrable Securities" means the SCM Common Stock ("Common Stock") issued to the Exchanging Shareholders in accordance with the terms and conditions of the Share Exchange Agreement and any securities of SCM issued as a dividend on or other distribution with respect to, or in exchange for or replacement of, such common stock.

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               (e)  The term "SEC" shall mean the Securities and Exchange
Commission.

          1.2 Obligations of SCM. Whenever required under this Section 1 to effect the registration of any Registrable Securities, SCM shall, as soon as reasonably possible:

               (a) Prepare and file with the SEC as soon as reasonably practicable, but in no event later than 30 days after the availability of restated pooled SCM financials, a registration statement on Form S-3, or other available form of registration statement with respect to such Registrable Securities (hereinafter referred to as the "Registration Statement") and use its reasonable best efforts to cause such registration statement to become effective as soon as reasonably possible thereafter, and, subject to the provisions below, use its reasonable best efforts to, keep such Registration Statement continuously effective for a period of 180 days or, if earlier, until the Exchanging Shareholders have sold all of the Registrable Securities. If at any time after a Registration Statement becomes effective, SCM advises the Exchanging Shareholders in writing that due to the existence of material information that has not been disclosed to the public and included in the Registration Statement it is necessary to amend the Registration Statement, the Exchanging Shareholders shall suspend any further sale of Registrable Securities pursuant to the Registration Statement until SCM advises the Exchanging Shareholders that the Registration Statement has been amended. In such event, SCM shall cause the Registration Statement to be supplemented or amended as soon as reasonably practicable, and use its best efforts to cause such amendment to be declared effective as soon as reasonably practicable, provided that SCM shall not be required to amend the Registration Statement during any time when SCM's officers and director are prohibited from buying or selling SCM's Common Stock pursuant to SCM's insider trading policy. Notwithstanding the foregoing sentence, SCM shall file any amendment necessary for the Exchanging Shareholders to recommence sales under the Registration Statement concurrently with the commencement of any period in which directors and officers of SCM are allowed to buy or sell SCM Common Stock pursuant to SCM's insider trading policy. In addition, SCM may suspend use of the Registration Statement to the extent SCM is advised by its legal counsel, such action is reasonably necessary to comply with federal securities law. In such event the Company shall use its best efforts to end such suspension as soon as reasonably practicable. In the event the sales of Registrable Securities of the Exchanging Shareholders are suspended as provided above, the 180-day period during which a Registration Statement must be kept effective shall be extended for the total number of days during which sales are suspended.

               (b) Subject to subsection 1.2(a), promptly prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement and use its reasonable best efforts to have such supplements and amendments declared effective as soon as reasonably practicable.

               (c) Furnish to the Exchanging Shareholders such numbers of copies of the latest version of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Exchanging Shareholders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

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               (d)  Use its best efforts to register and qualify the securities covered by such registration statement under such other (U.S.) securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Exchanging Shareholders, provided that SCM shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless SCM is already subject to service in such jurisdiction and except as may be required by the Act.

               (e) SCM may include securities issued in connection with any acquisition not otherwise registered on an S-3 Registration Statement in the registration pursuant to this Agreement.

          1.3 Information from Exchanging Shareholders. It shall be a condition precedent to the obligations of SCM to take any action pursuant to this Section 1 with respect to the Registrable Securities of the Exchanging Shareholders that the Exchanging Shareholders shall furnish to SCM such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities, as shall be required to effect the registration of the Registrable Securities.

          1.4 Indemnification. In the event any Registrable Securities are included in the Registration Statement under this Section 1:

               (a) SCM will indemnify and hold harmless the Exchanging Shareholders, each of their directors, officers, trustees or beneficiaries, if applicable and each person, if any, who controls a non-individual shareholder within the meaning of the Act against any losses, claims, damages, or liabilities (joint or several) to which the Exchanging Shareholders may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements' therein not misleading, or (iii) any violation or alleged violation by SCM of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act; and SCM will pay to the Exchanging Shareholders as incurred any legal or other expenses reasonably incurred by the Exchanging Shareholders in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of SCM, which consent shall not be unreasonably withheld, nor shall SCM be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration by the Exchanging Shareholders seeking indemnification hereunder. In addition, SCM shall not be liable for any untrue statement or omission in any prospectus if a supplement or amendment thereto correcting such untrue statement or omission was delivered to the Exchanging Shareholders prior to the pertinent sale or sales by the Exchanging Shareholders.

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               (b)  Each Exchanging Shareholder will indemnify and hold harmless
SCM, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls SCM within the meaning of the Act, any other shareholder selling securities in such Registration Statement and any controlling person of any such shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Exchanging Shareholder expressly for use in connection with such registration; and such Exchanging Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.4(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Exchanging Shareholder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.4(b) by such Exchanging Shareholder exceed the gross proceeds from the offering received by such Exchanging Shareholder.

               (c)  Promptly after receipt by an indemnified party under this
Section 1.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.4, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.4.

               (d) If the indemnification provided for in this Section 1.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the

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untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) The obligations of SCM, and the Exchanging Shareholders under this Section 1.4 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.5 Reports Under the Securities Exchange Act of 1934. SCM agrees to file with the SEC in a timely manner all reports and other documents and information required of SCM under the 1934 Act, and take such other actions as may be necessary to assure the availability of Form S-3 for use in connection with the registration rights provided in this Agreement.

          1.7 Rules 144 and 144A. SCM shall use commercially reasonable efforts to file the reports required to be filed by it under the 1934 Act in a timely manner and, if at any time SCM is not required to file such reports, it will, upon the written request of both Exchanging Shareholders, make publicly available other information so long as necessary to permit sales of the Exchanging Shareholders' securities pursuant to Rule 144 and 144A. SCM covenants that it will take such further action as the Exchanging Shareholders may reasonably request, all to the extent required from time to time to enable the Exchanging Shareholders to sell securities without registration under the Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)).

     2.   Miscellaneous.

          2.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (1)  if to SCM:

                    SCM Microsystems, Inc.
                    131 Albright Way
                    Los Gatos, CA 95032
                    Attention: Steve Humphreys, Chief Executive Officer Facsimile No.: (408) 370-4880

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                    with a copy to:

                    Wilson Sonsini Goodrich & Rosati, P.C.
                    650 Page Mill Road
                    Palo Alto, California 94304-1050
                    Attention:  Jeffrey D. Saper, Esq.
                                Kurt J. Berney, Esq.
                    Facsimile No.:  (650) 493-6811

               (2)  if to the Exchanging Shareholders, to:

                    W. J. Eykyn
                    Alba House, Mulberry Business Park
                    Wokingham, Berkshire RG41 2GY
                    England

                    with a copy to:

                    Norose Notices Limited
                    Kempson House
                    35-37 Camomile Street
                    London EC3A 7AN
                    Attention: The Administrative Controller
                    Facsimile No.: 011 44 171 283 6500

          2.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          2.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

          2.4 Entire Agreement; Assignment. This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person (including, without limitation, those persons listed on any exhibits hereto) any rights or remedies hereunder; and (c) without the prior written consent of each party shall not be assigned by operation of law or otherwise, except that SCM may assign its rights and obligations hereunder to an affiliate of SCM provided that SCM shall remain liable for all its obligations hereunder notwithstanding such assignment. Any assignment of rights or delegation of

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duties under this Agreement by a party without the prior written consent of the other parties, if such consent is required hereby, shall be void.

          2.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          2.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          2.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


                                    * * * *

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     IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement as of the date first above written.

                                    SCM MICROSYSTEMS, INC.


                                    By:
                                        ----------------------------------------
                                        Steve Humphreys, Chief Executive Officer

                                    Address: 131 Albright Way
                                             Los Gatos, CA 95032


                                    EXCHANGING SHAREHOLDERS


                                    --------------------------------------------
                                    MICHAEL LEMAIRE


                                    --------------------------------------------
                                    JOHN MANDEN


                                    --------------------------------------------
                                    ULRICH BLASS


                                    --------------------------------------------
                                    W.J. EYKYN


                                    --------------------------------------------
                                    A.E. JONES


                                    --------------------------------------------
                                    J. NORFORD JONES


                                    --------------------------------------------
                                    P.K. VENKATESWAREN

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                                    --------------------------------------------
                                    GEORGE DUNDON


                                    --------------------------------------------
                                    MIKE EDWARDS


                                    --------------------------------------------
                                    ANDY NOTT


                                    --------------------------------------------
                                    BALAJI BAKHTA


                                    --------------------------------------------
                                    PETER MURPHY


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